Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2022

The undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in their capacity as an officer of MediaCo Holding Inc. (the “Company”), that, to his knowledge:

(1)	the Form 10-K for the period ended December 31, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 24, 2022

/s/ Ann C. Beemish
Ann C. Beemish
Executive Vice President, Chief Financial Officer and Treasurer